CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated May 17, 1996 included in this Form 11-K into Northeast Utilities Service Company Supplemental Retirement and Savings Plan's previously filed Registration Statement File Nos. 33-44814 and 33-63023.


                                   /s/Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP







Hartford, Connecticut
June 15, 1996

























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